Exhibit 99.1

NEWS RELEASE

EQT ANNOUNCES LEADERSHIP CHANGES

PITTSBURGH, PA (October 25, 2018) — EQT Corporation (NYSE: EQT) today announced changes to its executive leadership in preparation for the upcoming separation of the Company’s upstream and midstream businesses. The following changes are effective immediately.

Jonathan Lushko has been promoted to general counsel and senior vice president, government affairs where he will oversee legal and enterprise risk; external affairs; corporate communications; environmental, and the governance and corporate secretarial functions. Since joining EQT in November 2006 as counsel, Lushko has served in various capacities, having been most recently promoted to deputy general counsel, governance & enterprise risk in May 2017. Prior to joining EQT, Lushko served as an associate attorney with Reed Smith, LLP, a Pittsburgh-based international law firm. Lushko holds a Juris Doctorate from the University of Pittsburgh.

Erin Centofanti has been promoted to executive vice president, production. Centofanti joined EQT in 2004 as a reservoir engineer and has held various positions since that time, most recently as senior vice president of asset development for EQT Production. Previously, Centofanti managed various functions of EQT’s operations, including business development and engineering. Prior to joining EQT, Centofanti worked as a production and reservoir engineer for Chevron. She is on the board of the Pittsburgh Botanic Garden and holds a Bachelor’s degree in chemical engineering from the Pennsylvania State University.

Blake McLean has been promoted to senior vice president, investor relations and strategy. McLean joined EQT in October 2016 as director of planning, tax, and innovation. Previously he served as director of institutional equity sales for Simmons & Company International. McLean holds a Master of Business Administration degree from Stanford University Graduate School of Business and a Bachelor’s degree in business administration from The University of Texas at Austin.

In addition, EQT announced that general counsel and vice president, external affairs Lewis Gardner; senior vice president and president, exploration and production David Schlosser, Jr.; and chief investor relations officer Patrick Kane have stepped down from their positions with EQT and its subsidiaries, effective immediately.

“On behalf of EQT and the entire Board, I want to thank Lew, David and Pat for their contributions to EQT and for their many years of service; in particular, for their work on two transformative transactions, the acquisition of Rice Energy and the upcoming upstream and midstream business separation,” said incoming president and chief executive officer Rob McNally. “Thanks to their efforts, EQT is a stronger and more focused company. Moving forward, I am confident that the new members of EQT’s leadership team will continue to position us for success well into the future.”

EQT’s Board of Directors also issued the following statement:

“We thank Lew, David and Pat for their many years of dedicated service to EQT and its stakeholders. Lew, David and Pat were valued contributors as EQT transformed from a regional, retail gas company into the largest natural gas producer in the United States.

Today, EQT is at an important transition point, and we are confident that the Company is well-positioned to advance its strategy while implementing the spin-off of Equitrans Midstream Corporation on November 12, 2018. We are excited to welcome Jonathan, Erin and Blake to their new roles and look forward to working with them to deliver long-term value to our shareholders.”

About EQT Corporation:

EQT Corporation is an integrated energy company with emphasis on Appalachian area natural gas production, gathering, and transmission. With more than 130 years of experience and a long-standing history of good corporate citizenship, EQT is the largest producer of natural gas in the United States. As a leader in the use of advanced horizontal drilling technology, EQT is committed to minimizing the impact of drilling-related activities and reducing its overall environmental footprint. Through safe and responsible operations, EQT is helping to meet our nation’s growing demand for clean-burning energy, while continuing to provide a rewarding workplace and enrich the communities where its employees live and work. EQT owns the general partner interest and a 91% limited partner interest in EQGP Holdings, LP. EQGP Holdings, LP owns the general partner interest, all of the incentive distribution rights, and a portion of the limited partner interest in EQM Midstream Partners, LP.

Visit EQT Corporation at www.EQT.com; and to learn more about EQT’s sustainability efforts, please visit https://csr.eqt.com.

Cautionary Statements

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Any such forward-looking statements are made based on information currently known and are subject to various risks and uncertainties, including those contained in EQT’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2017 and its quarterly reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018 and the Registration Statement on Form 10 filed by ETRN. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of ETRN, EQT and their subsidiaries, including whether the separation of EQT’s upstream and midstream businesses is completed, as expected or at all, and the timing of such separation; whether the conditions to the separation and the other transactions involving the midstream business can be satisfied; whether the operational, financial and strategic benefits of the separation can be achieved; and whether the costs and expenses of the separation can be controlled within expectations. These statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. EQT has based these forward-looking statements on current expectations and assumptions about future events. While EQT considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond EQT’s control.

Any forward-looking statement speaks only as of the date on which such statement is made and EQT does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Inquiries, please contact:

Natalie Cox, Corporate Director, Communications

ncox@eqt.com